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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 24, 2005


                                 Belden CDT Inc.

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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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
              Delaware                                001-12561                             36-3601505
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   (State or other jurisdiction of           (Commission File Number)           (IRS Employer Identification No.)
           incorporation)
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                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
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          (Address of Principal Executive Offices, including Zip Code)


                                 (314) 854-8000
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              (Registrant's telephone number, including area code)



                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS


Item 8.01 Other Events
SIGNATURES



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         ITEM 8.01 OTHER EVENTS

On June 24, 2005, Belden CDT Inc. adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate the continuing repurchase of its common stock in accordance with the share repurchase plan announced May 23, 2005. A broker selected by the Company will have the authority, under terms and limitations specified in the plan, to repurchase shares on behalf of the Company under the existing repurchase authorization.


The 10b5-1 plan permits the Company to repurchase stock at times when it would ordinarily not be in the market because of the Company's trading policies. Purchases may be made under the plan beginning June 27, and the Company may terminate the plan at any time. There can be no assurance that any shares will in fact be purchased under the plan.

         On May 21, the Company's Board of Directors authorized the repurchase of up to $125 million of the Company's common stock. Through June 24, the Company had repurchased 713,300 shares at an average price of $20.54. Repurchases are subject to market conditions and other factors. The Company may limit or terminate the repurchase program at any time.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               BELDEN CDT INC.


Date: June 27, 2005                            By:/s/Kevin L. Bloomfield
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